Exhibit 99.1

NioCorp Reports Highlights of 1st Quarter Fiscal 2017 Financial Results

CENTENNIAL, Colo. – October 25, 2016 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB; OTCQX: NIOBF; and FSE: BR3) today released highlights of its financial results for the quarter ending September 30, 2016. The Company concluded the quarterly period with a cash balance of US$1.7 million, compared to US$4.4 million at June 30, 2016.

The Company is releasing highlights of its first quarter 2017 results, shown below, and expects to file Form 10-Q detailing its full financial results for the quarter prior to the regulatory deadline of November 14th with the U. S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov, as well as on SEDAR at http://www.sedar.com and on NioCorp’s website at http://www.niocorp.com.

NioCorp’s financial results for the first quarter of fiscal 2017 include the following:

•	Cash and cash equivalents at September 30, 2016 totaled US$1.7 million.

•	A net loss of US$2.8 million, or US$0.02 per common share, for the three-month periods ended September 30, 2016 and 2015.

•	Exploration expenditures at the Company’s Elk Creek Project totaled US$2.0 million, as noted below.

	For the three months ended September 30 (US$000’s)
	2016	2015
Technical studies and engineering	$519	$1,416
Field management and other	234	168
Drilling	-	281
Metallurgical Development	1,190	85
Geologists and field staff	27	14
TOTAL	$1,970	$1,964

•	As of September 30, 2016, the Company had total assets of US$13.0 million, total liabilities of US$9.3 million, and a working capital deficiency of US$0.4 million. These figures compare to total assets of US$15.2 million, total liabilities of $9.1 million and working capital of US$2.3 million at June 30, 2016. These changes resulted from the Company’s continued work and focus on completion of a feasibility study for the Elk Creek Project, and the overall timing of financing inflows.

On Behalf of the Board of Directors:

“Mark Smith”

Mark Smith
Executive Chairman, CEO and Director

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650 www.NioCorp.com

NioCorp Reports Highlights of 1st Quarter Fiscal 2017 Financial Results	Page 2

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Source: NioCorp Developments, Ltd.
@NioCorp $NB $NIOBF #Niobium #Scandium #ElkCreek

For More Information

Contact Jim Sims, VP of External Affairs, NioCorp Developments, Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing the Elk Creek Niobium / Scandium / Titanium project in Southeast Nebraska. Niobium is used to produce High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium can be combined with Aluminum to make an alloy with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this document may constitute forward-looking statements, including but not limited to, statements regarding the anticipated filing date of the Form 10-Q and the accompanying financial statements for the quarterly period ended September 30, 2016 and statements regarding exploration and development of the Company’s Elk Creek project. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; risks involved in the exploration, development and mining business and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.